FINAL EXECUTION COPY

FULL GUARANTY

THIS FULL GUARANTY (this "Guaranty") is made as of the 30th day of September, 2010, by BLUEGREEN CORPORATION, a Massachusetts corporation ("Guarantor") in favor of NATIONAL BANK OF ARIZONA, a national banking association ("Lender").

BACKGROUND

A.        Lender and BLUEGREEN/BIG CEDAR VACATIONS, LLC, a Delaware limited liability company, ("Borrower") are entering into a Loan and Security Agreement dated as of even date herewith (as from time to time amended, restated or replaced, the "Loan Agreement"), pursuant to which Lender has agreed to make a receivables loan in the maximum principal amount of $20,000,000 to Borrower (the "Loan"). The Loan is evidenced by a Promissory Note executed by Borrower in favor of Lender dated as of even date herewith (as from time to time amended, supplemented or restated, the "Note"). The Loan Agreement, the Note, this Guaranty and all documents executed in connection therewith are collectively referred to herein as the "Loan Documents". Terms used herein with initial capital letters, to the extent not otherwise defined herein, shall have the meanings given such terms in the Loan Agreement.

B.        Guarantor has an ownership interest (directly or indirectly) in Borrower, and as a result will receive benefits from Lender making the Loan to Borrower.

C.        Lender is willing to enter into the Loan Agreement with and make the Loan to Borrower only if Guarantor agrees to enter into this Guaranty.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the mutual conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lender to make the Loan, Guarantor hereby covenants and agrees with Lender as follows:

Section 1	Guaranty

(a)       Guarantor absolutely, unconditionally and irrevocably guarantees the full, prompt, complete and faithful performance, payment, observance and fulfillment by Borrower of all of its obligations under the Loan Agreement (the "Obligations") including, but not limited to, the payment when due of any and all sums that may become due to Lender from Borrower with respect to the Loan. Except in the event litigation is instituted and Lender is not the prevailing party, Guarantor shall pay all expenses (including reasonable attorneys' fees and legal expenses, whether incurred in a third party action or in an action to enforce this Guaranty) paid or incurred by Lender in endeavoring to collect the Obligations, or any part thereof, or securing the performance thereof, or in enforcing this Guaranty, whether or not litigation is instituted. Without limiting the generality of the description of the Obligations guaranteed by this Guaranty, Guarantor acknowledges and agrees that the Obligations guaranteed by this Guaranty shall include without limitation any and all obligations of Borrower to Lender arising under or in connection with any transaction hereafter entered into between Borrower and Lender which is a

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rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures, as applicable.

(b)       Guarantor hereby covenants and agrees unconditionally that upon the occurrence and continuance of an Event of Default that has not been cured after the expiration of all applicable notice or grace periods, Guarantor will pay in its entirety all sums properly due and owing to Lender under the Loan Documents, in lawful money of the United States, to Lender at such address as Lender may by notice direct. If Guarantor fails to pay any sums properly due Lender hereunder within the period applicable pursuant to terms of the preceding sentence, then, as to Guarantor, such sums shall bear interest at the Default Rate, in lieu of the interest rate otherwise applicable under the Loan Agreement. Further, if Guarantor shall fail to pay such amount or perform such Obligations, Lender may institute and pursue any action or proceeding to judgment or final decree and may enforce any such judgment or final decree against Guarantor and collect in the manner provided by law out of its property, wherever situated, the monies adjudged or decreed to be payable. This is a guarantee of payment and not of collection.

(c)       This Guaranty shall not be limited to any particular period of time, but, rather, shall continue absolutely, unconditionally and irrevocably until all terms, covenants and conditions of the Loan Documents have been fully and completely performed or otherwise discharged and/or released by Lender pursuant to the Loan Documents, and Guarantor shall not be released from any duty, obligation or liability hereunder so long as there is any claim of Lender against Borrower arising out of the Loan Documents which has not been performed, settled or discharged in full, or during any period for which this Guaranty is continued in effect or reinstated pursuant to Section 2(i) of this Guaranty. Guarantor expressly agrees that Borrower may create or incur obligations to Lender and may repay and subsequently create or incur obligations to Lender, all without notice to Guarantor, and Guarantor shall be bound thereby.

Section 2	Covenants and Waivers of Guarantor; Remedies and Rights of Lender

(a)       Neither failure to give, nor defect in, any notice to Borrower or Guarantor concerning a default in the performance of the Obligations, an Event of Default or any event which might mature into an Event of Default shall extinguish or in any way affect the obligations of Guarantor hereunder. Neither demand on, nor the pursuit of any remedies against Borrower shall be required as a condition precedent to, and neither the pendency nor the prior termination of any action, suit or proceeding against Borrower (whether for the same or a different remedy) shall bear on or prejudice, the making of a demand on Guarantor by Lender and commencement against Guarantor after such demand of any action, suit or proceeding, at law or in equity, for the specific performance of any covenant or agreement contained in the Loan Agreement or the Loan Documents or for the enforcement of any other appropriate legal or equitable remedy.

(b)       Guarantor's liability hereunder is primary, direct, immediate, and joint and several with that of Borrower. Neither (i) the exercise or the failure to exercise by Lender of any rights

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or remedies conferred on it under the Loan Documents, hereunder or existing at law or otherwise, or against any security for performance of the Obligations, (ii) the recovery of a judgment against Borrower, (iii) the commencement of an action at law or the recovery of a judgment at law against Borrower and the enforcement thereof through levy, or execution or otherwise, (iv) the taking or institution of any other action or proceeding against Borrower nor (v) any delay in taking, pursuing or exercising any of the foregoing actions, rights, powers or remedies (even though requested by Guarantor) by Lender or anyone acting for Lender shall extinguish or affect the obligations of Guarantor hereunder, but Guarantor shall be and remain liable for all the Obligations until fully paid and performed, notwithstanding (I) the previous discharge (total or partial) from further liability of Borrower, unless such discharge results from the full payment by the Borrower of the Obligations or (II) the existence of any bar (total, partial or temporary) to the pursuit by Guarantor of any right or claim to indemnity against Borrower or (III) any right or claim to be subrogated to the rights or claims of Lender in and to any property of Borrower ("Borrower's Property") or the Loan Agreement, or resulting from any action or failure or omission to act or delay in acting by Lender or anyone entitled to act in its place.

(c)       If (i) Guarantor shall become insolvent or admit in writing its inability to pay its debts as they mature, (ii) Guarantor shall apply for, consent to or acquiesce in an appointment of a trustee, receiver, liquidator, assignee, sequestrator or other similar official for itself or any of its property, (iii) in the absence of such application, consent or acquiescence, a trustee, receiver, liquidator, assignee, sequestrator or other similar official is appointed for Guarantor or for a substantial part of its property, or (iv) any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy, admiralty or insolvency law or at common law or in equity, or any dissolution or liquidation proceeding is instituted by Guarantor, or is instituted against Guarantor, then, whether any such event occurs at a time when any of the Obligations are then due and payable or not, Guarantor will pay to Lender forthwith the whole then unpaid amount of the Obligations (which amount, together with any other sums due under the Loan Documents is herein called the "Unpaid Amount"), as if such Unpaid Amount were then due and payable. In any such event Lender, irrespective of whether any demand shall have been made on Guarantor or Borrower by intervention in or initiation of judicial proceedings relative to Guarantor, its creditors or its property, may file and prove a claim or claims for the whole Unpaid Amount or any portion thereof and file such other papers or documents as may be necessary or advisable in order to have such claim allowed in such judicial proceedings and to collect and receive any monies or other property payable or deliverable on any such claim, and to distribute the same. Any receiver, assignee or trustee in bankruptcy or reorganization of Guarantor is hereby authorized to make such payments to Lender.

(d)       Guarantor hereby expressly waives: (i) notice of acceptance by Lender of this Guaranty; (ii) notice of the existence, creation or non-payment of all or any of the Obligations, except as otherwise provided in the Loan Agreement; (iii) presentment, protest, demand, dishonor, notice of dishonor, protest and all notices whatsoever; (iv) all diligence in collection or protection of or realization on the Obligations or any part thereof, any obligation hereunder, or any security for or guarantee of any of the foregoing; (v) any defense based upon an election of remedies by Lender or marshalling of assets; (vi) any defense arising because of Lender's election under Section 1111(b)(2) of the United States Bankruptcy Code (the "Bankruptcy Code") in any proceeding instituted under the Bankruptcy Code; (vii) any defense based on post-petition borrowing or the grant of a security interest by Borrower under Section 364 of the

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Bankruptcy Code; and (viii) any and all suretyship defenses and defenses in the nature thereof under Arizona and/or any other applicable law, including, without limitation, the benefits of the provisions of A.R.S §§ 12-1641 through 12-1646, inclusive, A.R.S. §§ 12-1566; 33-814, 47-3419, and 47-3605, ARCP Rule 17(f), and all other laws of similar import. Guarantor's relationship with Borrower is such that Guarantor presently is informed of the financial condition of Borrower and of all other circumstances which a diligent inquiry would reveal, and which bear upon the risk of non-payment of the indebtedness and other obligations of Borrower to Lender. Guarantor agrees and covenants that Guarantor has adequate means to obtain information from Borrower on a continuing basis, Guarantor will keep itself informed of Borrower's financial condition, and of all other circumstances which bear upon the risk of non-payment and non-performance, Guarantor is not relying on Lender to provide such information either now or in the future, and Guarantor assumes full responsibility to obtain such information. Guarantor waives any right it may have, if any at all, to require or request Lender to disclose to Guarantor any information that Lender may now have or hereafter acquire concerning such conditions and circumstances, or the substitution of any collateral securing the obligations owed to Lender.

(e)       Without limiting the generality of the foregoing, Guarantor will not assert against Lender any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, usury, illegality or unenforceability which may be available to Borrower with respect to the Loan Documents (or the Loan), or any setoff available to Borrower against Lender, whether or not on account of a related transaction.

(f)        The benefits, remedies and rights provided or intended to be provided hereby for Lender are in addition to and without prejudice to any rights, benefits, remedies or security to which Lender might otherwise be entitled. No delay or omission on the part of Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding on Lender except as expressly set forth in writing, duly signed and delivered on behalf of Lender. No action of Lender or failure or omission to act permitted hereunder shall in any way affect or impair the rights of Lender and the Obligations of Guarantor under this Guaranty.

(g)       Anything else contained herein to the contrary notwithstanding, Lender, from time to time, without notice to Guarantor, may take all or any of the following actions without in any manner affecting or impairing the obligations of Guarantor hereunder, and without waiving any rights which Lender may have, unless expressly waived in writing by Lender: (a) obtain a security interest in any property to secure any of the Obligations or any obligation hereunder; (b) retain or obtain the primary or secondary liability of any party or parties, in addition to Guarantor, with respect to any of the Obligations; (c) extend the time for payment of the Loan or any installment thereof or the time for performance of any Obligation, in either case for any period (whether or not longer than the original term therefore, in which case, this Guaranty will be deemed amended to include the Loan or Obligation, as so amended); (d) release or compromise any liability of Guarantor hereunder or any liability of any nature of any other party or parties with respect to the Obligations; (e) resort to Guarantor for payment of any Obligations in accordance with the payment terms contained in the Loan Documents, whether or not Lender

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shall proceed against any other party primarily or secondarily liable on any of the Obligations or against Borrower's Property; (f) substitute, exchange or release all or any part of Borrower's Property; (g) agree or consent to any amendment, modification, renewal or alteration of any of the Loan Documents; (h) exercise its rights to consent to any action or non-action of Borrower which may violate the covenants and agreements contained in any of the Loan Documents, with or without consideration, on such terms and conditions as may be acceptable to it; or (i) exercise any of its rights confirmed by the Loan Documents or otherwise available at law or equity.

(h)       Guarantor shall not be released or discharged, either in whole or in part, by Lender's failure or delay to perfect or continue the perfection of any security interest in any property which secures the Obligations of Borrower to Lender, or to protect the property covered by such security interest. Guarantor waives any rights or defenses which may arise as a result of errors or omissions in connection with the administration of the Loan by Lender, except for those made in bad faith or through gross negligence or willful misconduct.

(i)        If at any time all or any part of any payment theretofore applied by Lender to any of the Obligations is or must be rescinded or returned by Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Borrower) such Obligations, for purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, shall be deemed to have never been paid or performed; and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Obligations, all as though such application by Lender had not been made.

(j)        Until all the Obligations have been paid and performed in full, Guarantor shall have no right of subrogation and hereby waives any right to participate in Borrower's Property. Guarantor expressly waives any defenses to the enforcement of this Guaranty, to any rights of Lender created or granted hereby or to the recovery by Lender against Borrower or Guarantor of any deficiency after judicial or non-judicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of Guarantor or otherwise prevent Guarantor from obtaining reimbursement or contribution from Borrower.

(k)       Guarantor hereby expressly waives and relinquishes any duty on the part of Lender (should any such duty exist) to disclose to Guarantor any matter, fact or thing related to the business, operations or condition (financial or otherwise) of Borrower or its affiliates or subsidiaries or their properties, whether now known or hereafter known by Lender during the life of this Guaranty. The execution and delivery of this Guaranty is based solely on the independent investigation of Guarantor and in no part upon any representation or statement of Lender with respect thereto. This Guaranty shall in no way be limited or impaired by any change in the business structure of Borrower.

(l)      Reserved.

(m)      It is not necessary for Lender to inquire into the powers of Borrower or of Borrower's officers, directors, partners or agents purporting to act on its behalf, and the Obligations are hereby guaranteed notwithstanding the lack of power or authority on the part of Borrower or anyone acting on Borrower's behalf, to incur the Obligations.

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(n)       Guarantor agrees to provide to the Lender those financial statements, tax returns and other information required of Guarantor under the Loan Agreement, in the form and within the time period required under the Loan Agreement.

(o)       Guarantor shall maintain a Tangible Net Worth of not less than $768,277,000, which covenant shall (A) be tested as of the last day of the calendar quarter immediately prior to the Effective Date and as a condition to the closing of the Loan and thereafter annually as of the end of each fiscal year of Guarantor; and (B) increase annually, commencing April 1, 2011 and continuing on April 1 of each calendar year thereafter, by 25% of Guarantor's net income from Guarantor’s prior fiscal year (but excluding periods prior to the last day of the calendar quarter immediately prior to the Effective Date) (the "Measuring Period"). For the avoidance of doubt, in no event shall the foregoing Tangible Net Worth covenant of Guarantor as set forth herein be decreased in the event Guarantor incurs a net loss in any Measuring Period.

Section 3	Guarantor's Warranties

(a)      Guarantor represents and warrants to Lender that:

(1)       Guarantor has the power and authority to execute and deliver this Guaranty and carry on Guarantor's businesses as presently conducted and the execution, delivery and performance by Guarantor of this Guaranty do not and will not conflict with or contravene Guarantor's Articles of Organization or any law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over Guarantor or any of its activities or properties or conflict with, or result in any default under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, charter, bank loan or credit agreement or other agreement or instrument of any kind to which Guarantor is a party or by which Guarantor or its properties may be bound or affected, except for those as to which consents have been obtained by Guarantor and are in full force and effect;

(2)       Neither the execution and delivery by Guarantor of this Guaranty nor any of the transactions by Guarantor contemplated hereby requires the consent, approval, order or authorization of, or registration with, or the giving of notice to, any United States federal, state, or local, or any foreign, governmental authority, except such consents as have been obtained by Guarantor and are in full force and effect;

(3)       This Guaranty has been duly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor enforceable against it in accordance with its terms;

(4)       Other than as disclosed in the public filings of Guarantor, there is no action, litigation or other proceeding pending or threatened against Guarantor before any court, arbitrator or administrative agency which may have a material adverse effect on the assets, business, or financial condition of Guarantor or which would prevent, hinder or jeopardize the performance by Guarantor under this Guaranty;

(5)       Guarantor is fully familiar with all of the covenants, terms and conditions of the Loan Documents;

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(6)       Guarantor is not a party to any contract, agreement, indenture or instrument or subject to any charter or other corporate restriction which individually or in the aggregate may have a material adverse effect on its financial condition, business, or operations or which would in any way jeopardize the ability of Guarantor to perform under this Guaranty; and

(7)       All certificates, financial statements, tax returns (including without limitation, the tax returns of Borrower and Guarantor) and written materials furnished to Lender by or on behalf of Guarantor in connection with the Loan do not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

(8)       GUARANTOR (i) REPRESENTS THAT AS OF THE DATE OF THIS GUARANTY, GUARANTOR HAS NO DEFENSES TO OR SETOFFS AGAINST ANY OF THE OBLIGATIONS, NOR CLAIMS AGAINST LENDER OR ITS AFFILIATES FOR ANY MATTER WHATSOEVER, RELATED OR UNRELATED TO THE OBLIGATIONS, AND (ii) RELEASES LENDER AND LENDER'S AFFILIATES FROM ALL CLAIMS, CAUSES OF ACTION, AND COSTS, IN LAW OR EQUITY, EXISTING AS OF THE DATE OF THIS GUARANTY WHICH GUARANTOR HAS OR MAY HAVE BY REASON OF ANY MATTER OF ANY CONCEIVABLE KIND OR CHARACTER WHATSOEVER, RELATED OR UNRELATED TO THE OBLIGATIONS, INCLUDING THE SUBJECT MATTER OF THIS GUARANTY.  THE FOREGOING RELEASE DOES NOT APPLY, HOWEVER, TO ANY OTHER CLAIMS, INCLUDING, WITHOUT LIMITATION, ANY CLAIM FOR FUTURE PERFORMANCE OF EXPRESS CONTRACTUAL OBLIGATIONS THAT MATURE AFTER THE DATE HEREOF THAT ARE OWING TO GUARANTOR BY LENDER OR ITS AFFILIATES.

Section 4	Miscellaneous Provisions

(a)       Successors and Assigns. All the covenants, stipulations, promises and agreements contained in this Guaranty by or on behalf of Guarantor are for the benefit of Lender, its successors or assigns and shall bind Guarantor, and Guarantor's successors and assigns. Lender, without notice of any kind, may sell, assign or transfer the Loan Documents, and in such event each and every immediate and successive assignee or transferee thereof may be given the right by Lender to enforce this Guaranty in full, by suit or otherwise, for Lender's own benefit. Guarantor agrees for the benefit of any such assignee or transferee that Guarantor's Obligations hereunder shall not be subject to any reduction, abatement, defense, setoff, counterclaim or recoupment for any reason whatsoever by virtue of any such transfer or assignment.

(b)       Notices. All notices, requests and demands to be made hereunder to the parties hereto must be in writing (at the addresses set forth below) and may be given by any of the following means:

(1)       personal delivery;

(3)       reputable overnight courier service;

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(3)       telecopying (if confirmed in writing sent by registered or certified, first class mail, return receipt requested); or

(4)       registered or certified, first class mail, return receipt requested.

Any notice, demand or request sent pursuant to the terms of this Guaranty will be deemed received (i) if sent pursuant subsection (1), upon such personal delivery, (ii) if sent pursuant to subsection (2), on the next Business Day following delivery to the courier service, (iii) if sent pursuant to subsection (3), upon receipt if such receipt occurs between the hours of 9:00 a.m. and 5:00 p.m. (recipient's time zone) on a Business Day, and if such receipt occurs other than during such hours, on the next Business Day following receipt and (iv) if sent pursuant to subsection (4), three (3) Business Days following deposit in the mail.

The addresses for notices are as follows:

To the Lender:	National Bank of Arizona 6001 N. 24th Street, Building B Phoenix, AZ 85016 Attention: Kristen Carreno, Vice President Telephone No.: (602) 212-5404 Telecopier No.: (602) 287-0722
With a copy to:	National Bank of Arizona 6001 N. 24th Street, Building B Phoenix, AZ 85016 Attention: Legal Department Telephone No.: (602) 212-5404 Telecopier No.: (602) 287-0722
With a copy to (which shall not constitute notice):	Gammage & Burnham P.L.C. Two North Central Avenue 18th Floor Phoenix, Arizona 85004 Attention: Randall S. Dalton, Esq. Telephone No.: (602) 256-4482 Telecopier No.: (602) 256-4475

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To the Guarantor: With courtesy copies to:

Bluegreen Corporation

4960 Conference Way North – Suite 100

Boca Raton, FL 33431

Attention: Anthony M. Puleo

Telephone No.: (561) 912-8270

Telecopier No.: (561) 912-8123

Bluegreen Corporation

4960 Conference Way North, Suite 100

Boca Raton, Florida 33431

Attention: Legal Department; and

Weinstock & Scavo 3405 Piedmont Road, N.E., Ste. 300 Atlanta, Georgia 30305 Attention: Mark I. Sanders Telephone No.: (404) 231-3999, x353 Telecopier No.: (404) 591-6453

The failure to provide courtesy copies will not affect or impair the Lender's rights and remedies against Guarantor. The providing of courtesy copies for Guarantor shall not constitute notice to Guarantor. Such addresses may be changed by notice to the other parties given in the same manner as provided above.

(c)       CHOICE OF LAW; JURISDICTION; VENUE. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA, THE PRIMARY PLACE OF BUSINESS OF LENDER, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES. GUARANTOR ACKNOWLEDGES THAT THIS GUARANTY WAS SUBSTANTIALLY NEGOTIATED IN THE STATE OF ARIZONA, THIS GUARANTY WAS DELIVERED BY GUARANTOR IN THE STATE OF ARIZONA, EXECUTED BY LENDER IN THE STATE OF ARIZONA AND ACCEPTED BY LENDER IN THE STATE OF ARIZONA AND THAT THERE ARE SUBSTANTIAL CONTACTS BETWEEN THE PARTIES AND THE TRANSACTIONS CONTEMPLATED HEREIN AND THE STATE OF ARIZONA. FOR PURPOSES OF ANY ACTION OR PROCEEDING ARISING OUT OF THIS GUARANTY, THE PARTIES HERETO HEREBY EXPRESSLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ALL FEDERAL AND STATE COURTS LOCATED IN THE STATE OF ARIZONA. FURTHERMORE, GUARANTOR WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER. NOTHING IN THIS SECTION SHALL LIMIT OR RESTRICT THE RIGHT OF LENDER TO COMMENCE ANY PROCEEDING IN THE FEDERAL OR STATE COURTS LOCATED IN THE STATES IN WHICH THE COLLATERAL IS LOCATED TO THE EXTENT LENDER DEEMS SUCH PROCEEDING NECESSARY OR ADVISABLE TO EXERCISE REMEDIES AVAILABLE UNDER THIS GUARANTY.

          THIS GUARANTY SHALL BE INTERPRETED WITHOUT REGARD TO ANY RULE OR CANON OF CONSTRUCTION WHICH INTERPRETS AGREEMENTS AGAINST A DRAFTSMAN.

(d)       Dispute Resolution. This section contains a jury waiver, arbitration clause, and a class action waiver. READ IT CAREFULLY.

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(A)      JURY TRIAL WAIVER; CLASS ACTION WAIVER. AS PERMITTED BY APPLICABLE LAW, EACH PARTY WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BEFORE A JURY IN CONNECTION WITH ANY DISPUTE (AS "DISPUTE" IS HEREINAFTER DEFINED), AND DISPUTES SHALL BE RESOLVED BY A JUDGE SITTING WITHOUT A JURY. IF A COURT DETERMINES THAT THIS PROVISION IS NOT ENFORCEABLE FOR ANY REASON AND AT ANY TIME PRIOR TO TRIAL OF THE DISPUTE, BUT NOT LATER THAN 30 DAYS AFTER ENTRY OF THE ORDER DETERMINING THIS PROVISION IS UNENFORCEABLE, ANY PARTY SHALL BE ENTITLED TO MOVE THE COURT FOR AN ORDER COMPELLING ARBITRATION AND STAYING OR DISMISSING SUCH LITIGATION PENDING ARBITRATION ("ARBITRATION ORDER"). IF PERMITTED BY APPLICABLE LAW, EACH PARTY ALSO WAIVES THE RIGHT TO LITIGATE IN COURT OR AN ARBITRATION PROCEEDING ANY DISPUTE AS A CLASS ACTION, EITHER AS A MEMBER OF A CLASS OR AS A REPRESENTATIVE, OR TO ACT AS A PRIVATE ATTORNEY GENERAL.

(B)      ARBITRATION. IF A CLAIM, DISPUTE, OR CONTROVERSY ARISES BETWEEN THE PARTIES WITH RESPECT TO THIS GUARANTY OR ANY OTHER AGREEMENT OR BUSINESS RELATIONSHIP BETWEEN ANY OF THE PARTIES WHETHER OR NOT RELATED TO THE SUBJECT MATTER OF THIS GUARANTY (ALL OF THE FOREGOING, A "DISPUTE"), AND ONLY IF A JURY TRIAL WAIVER IS NOT PERMITTED BY APPLICABLE LAW OR RULING BY A COURT, ANY OF THE PARTIES MAY REQUIRE THAT THE DISPUTE BE RESOLVED BY BINDING ARBITRATION BEFORE A MUTUALLY AGREED UPON SINGLE ARBITRATOR AT THE REQUEST OF ANY PARTY. BY AGREEING TO ARBITRATE A DISPUTE, EACH PARTY GIVES UP ANY RIGHT THAT PARTY MAY HAVE TO A JURY TRIAL, AS WELL AS OTHER RIGHTS THAT PARTY WOULD HAVE IN COURT THAT ARE NOT AVAILABLE OR ARE MORE LIMITED IN ARBITRATION, SUCH AS THE RIGHTS TO DISCOVERY AND TO APPEAL.

Arbitration shall be commenced by filing a petition with, and in accordance with the applicable arbitration rules of, JAMS or National Arbitration Forum ("Administrator") as selected by the initiating party. If the parties agree, arbitration may be commenced by appointment of a licensed attorney who is mutually selected by the parties and who agrees to conduct the arbitration without an Administrator.

Disputes include matters (i) relating to a deposit account, application for or denial of credit, enforcement of any of the obligations the parties have to each other, compliance with applicable laws and/or regulations, performance or services provided under any agreement by any party, (ii) based on or arising from an alleged tort, or (iii) involving a party's employees, agents, affiliates, or assigns of a party. However, Disputes do not include the validity, enforceability, meaning, or scope of this arbitration provision and such matters may be determined only by a court. If a third party is a party to a Dispute, the parties will consent to including the third party in the arbitration proceeding for resolving the Dispute with the third party. Venue for the arbitration proceeding shall be at a location determined by mutual agreement of the parties or, if no agreement, in the city and state where Lender is headquartered.

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After entry of an Arbitration Order, the non-moving party shall commence arbitration (but shall not be required to commence arbitration in the event of the moving party’s decision not to do so as set forth in the next sentence). The moving party shall, at its discretion, also be entitled to commence arbitration but is under no obligation to do so, and the moving party shall not in any way be adversely prejudiced by electing not to commence arbitration. The arbitrator: (i) will hear and rule on appropriate dispositive motions for judgment on the pleadings, for failure to state a claim, or for full or partial summary judgment; (ii) will render a decision and any award applying applicable law; (iii) will give effect to any limitations period in determining any Dispute or defense; (iv) shall enforce the doctrines of compulsory counterclaim, res judicata, and collateral estoppel, if applicable; (v) with regard to motions and the arbitration hearing, shall apply rules of evidence governing civil cases; and (vi) will apply the law of the state specified in the agreement giving rise to the Dispute. Filing of a petition for arbitration shall not prevent any party from (i) seeking and obtaining from a court of competent jurisdiction (notwithstanding ongoing arbitration) provisional or ancillary remedies including but not limited to injunctive relief, property preservation orders, foreclosure, eviction, attachment, replevin, garnishment, and/or the appointment of a receiver, (ii) pursuing non-judicial foreclosure, or (iii) availing itself of any self-help remedies such as setoff and repossession. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration.

Judgment upon an arbitration award may be entered in any court having jurisdiction except that, if the arbitration award exceeds $4,000,000, any party shall be entitled to a de novo appeal of the award before a panel of three arbitrators. To allow for such appeal, if the award (including Administrator, arbitrator, and attorney's fees and costs) exceeds $4,000,000, the arbitrator will issue a written, reasoned decision supporting the award, including a statement of authority and its application to the Dispute. A request for de novo appeal must be filed with the arbitrator within 30 days following the date of the arbitration award; if such a request is not made within that time period, the arbitration decision shall become final and binding. On appeal, the arbitrators shall review the award de novo, meaning that they shall reach their own findings of fact and conclusions of law rather than deferring in any manner to the original arbitrator. Appeal of an arbitration award shall be pursuant to the rules of the Administrator or, if the Administrator has no such rules, then the JAMS arbitration appellate rules shall apply.

Arbitration under this provision concerns a transaction involving interstate commerce and shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. This arbitration provision shall survive any termination, amendment, or expiration of this Guaranty. If the terms of this provision vary from the Administrator's rules, this arbitration provision shall control.

(e) Reliance. Each party (i) certifies that no one has represented to such party that the other party would not seek to enforce jury and class action waivers in the event of suit, and (ii) acknowledges that it and the other party have been induced to enter into this Guaranty by, among other things, the mutual waivers, agreements, and certifications in this section.

(f)  Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and no such prohibition or unenforceability shall invalidate or render unenforceable such provision in any other jurisdiction.

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(g)       Survival; Time of the Essence. None of the provisions of this Guaranty shall be limited to any particular period of time, but rather all such provisions shall continue absolutely, unconditionally and irrevocably for one year and one day after the Obligations are paid and performed in full. Time is of the essence hereof.

(h)       Attorneys' Fees. In the event litigation or any other type of proceeding is commenced to enforce or interpret this Guaranty, to recover damages for breach of this Guaranty, to obtain declaratory relief in connection with this Guaranty, or otherwise to obtain judicial relief in connection herewith, the prevailing party shall be entitled to recover reasonable attorneys' fees as set by the court sitting without a jury and all of the reasonable costs of that litigation or proceeding, and any and all appeals therefrom, whether incurred in a third party action or in an action to enforce this Guaranty, including, but not limited to, taxable and nontaxable costs, together with interest on those reasonable attorneys' fees and costs at the Default Rate.

(i)        Counterparts. This Guaranty may be executed in any number of counterparts. Each such counterpart shall be deemed to be an original instrument but all such counterparts together shall constitute but one Guaranty.

(j)        Modification. This Guaranty sets forth the entire agreement of Guarantor and Lender with respect to the subject matter hereof and supersedes all prior oral and written agreements and representations by Lender to Guarantor. No modification or waiver of any provision of this Guaranty or any right of Lender hereunder and no release of Guarantor from any obligation hereunder shall be effective unless in a writing executed by an authorized officer of Lender.

(k)       NO MATERIAL ADVERSE CHANGE. GUARANTOR HEREBY CERTIFIES THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN THE ASSETS, LIABILITIES, NET WORTH OR FINANCIAL CONDITION OF GUARANTOR FROM THAT SHOWN ON THE MOST RECENT FINANCIAL STATEMENTS OF GUARANTOR PROVIDED TO LENDER PRIOR TO THE DATE OF THIS GUARANTY.

(l)        SERVICE OF PROCESS. GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY SUMMONS AND COMPLAINT IN CONNECTION WITH ANY PROCEEDINGS ARISING OUT OF THIS GUARANTY, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO GUARANTOR, AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO SECTION 4(b). SHOULD GUARANTOR, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, GUARANTOR SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY LENDER AGAINST GUARANTOR AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS.

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(m)      Relief from Automatic Stay. To the fullest extent permitted by law, in the event Borrower or the Guarantor shall make application for or seek relief or protection under the Bankruptcy Code or any other state debtor relief laws, or in the event that any involuntary petition is filed against Borrower or the Guarantor under the Bankruptcy Code or other state debtor relief laws, and not dismissed with prejudice within 45 days, the automatic stay provisions of Section 362 of the Bankruptcy Code are hereby modified as to Lender to the extent necessary to implement the provisions hereof permitting set-off and the filing of financing statements or other instruments or documents; and Lender shall automatically and without demand or notice (each of which is hereby waived) be entitled to immediate relief from any automatic stay imposed by Section 362 of the United States Bankruptcy Code or otherwise, on or against the exercise of the rights and remedies otherwise available to Lender as provided in the Loan Documents. In addition, in the event relief is sought by or against the Guarantor under the Bankruptcy Code, the Guarantor agrees to not seek, directly or indirectly, in any ensuing bankruptcy proceeding, any extension of the exclusivity period otherwise available to a debtor under the Bankruptcy Code, including, without limitation, the exclusivity period provided for under Section 1121(b) of the Bankruptcy Code. Guarantor agrees not to contest the validity or enforceability of this Section.

(n)       Background Statements. The recitals set forth above are hereby incorporated into the operative provisions of this Guaranty.

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first hereinabove written.

GUARANTOR:

BLUEGREEN CORPORATION, a Massachusetts corporation

By:
Name:	Anthony M. Puleo
Title:	Senior Vice President, CFO and Treasurer

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